                                                                   EXHIBIT 10(x)

                                 TEKTRONIX, INC.

                           DEFERRED COMPENSATION PLAN

                                2005 RESTATEMENT

                                 JANUARY 1, 2005

TEKTRONIX, INC.
14200 SW KARL BRAUN DRIVE
BEAVERTON, OREGON 97077                                                  COMPANY

                             (STOEL RIVES LLP LOGO)

                                ATTORNEYS AT LAW

                            STANDARD INSURANCE CENTER
                         900 SW FIFTH AVENUE, SUITE 2600
                           PORTLAND, OREGON 97204-1268
                     Phone (503) 224-3380 Fax (503) 220-2480
                               TDD (503) 221-1045
                             Internet: www.stoel.com

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
1.  Effective Dates and Transition Provisions............................     2

2.  Purposes; Administration; Affiliates; Plan Year......................     3

3.  Eligibility..........................................................     3

4.  Compensation Deferral................................................     4

5.  Deferred Compensation Accounts; Vesting..............................     6

6.  Irrevocable Trust....................................................    10

7.  Time and Manner of Payment...........................................    10

8.  Withdrawal Payments..................................................    13

9.  Death................................................................    15

10. Termination; Amendment...............................................    16

11. Claims Procedures....................................................    18

12. General Provisions...................................................    21

13. Effective Date.......................................................    22

APPENDIX A...............................................................    23

                                 INDEX OF TERMS

TERM                      SECTION                                           PAGE
----                      -------                                           ----
10-Year Treasury Rate   Appendix A                                            23

Account                 5.1                                                    6
Affiliate               2.4                                                    3
APIP                    Preamble                                               1

Board Members           Preamble                                               3
Bonus                   4.1.4                                                  5

Cash Balance Plan       2.2                                                    3
Change in Control       10.3                                                  18
Committee               2.3                                                    3
Commission              4.1.4                                                  5
Company                 Preamble                                               1

DCP                     Preamble                                            1, 2
Director Fees           4.1.4                                                  5

EPS                     Preamble                                            1, 2
Earnings Credit         5.3                                                    9
Employer                2.4                                                    3

401(k) Plan             2.2                                                    3
FICA                    5.5                                                    9

GVG Plan                Preamble                                            1, 2

401(k) Make-Up          5.2.2                                                  7

Participant             3.7                                                    4
Pension Make-Up         5.2.3                                                  7
Pension Supplement      5.2.4                                                  8
Plan Year               2                                                      3
Prime Rate              Appendix A                                            23

REP                     Preamble                                               1

Salary                  4.1.4                                                  5
SERP                    Preamble                                            1, 2
Stock Deferral Plan     Preamble                                               1

Trust                   6.3                                                   10

Vesting                 5.4                                                    9

                                 TEKTRONIX, INC.

                           DEFERRED COMPENSATION PLAN

                                2005 RESTATEMENT

                                 JANUARY 1, 2005

TEKTRONIX, INC.
14200 SW KARL BRAUN DRIVE
BEAVERTON, OREGON 97077                                                  COMPANY

          As of December 31, 2004, the Company maintained the following unfunded nonqualified deferred compensation plans for select groups of management or highly compensated employees:

          Plan accounts maintained for former employees under an inactive plan, pending payment ("EPS")

          The Grass Valley Group, Inc. GVG Executive Incentive Compensation Plan ("GVG Plan")

          Tektronix, Inc. Supplemental Executive Retirement Plan ("SERP")

          Tektronix, Inc. Retirement Equalization Plan, relating to supplements to benefits under the Tektronix Cash Balance Plan ("REP")

          Tektronix Deferred Compensation Plan, relating to certain incentive compensation ("APIP")

          Tektronix, Inc. Deferred Compensation Plan, also known as the Executive Deferred Compensation Plan, relating to deferral of compensation generally and covering both management employees and Board Members ("DCP")

          Tektronix, Inc. Stock Deferral Plan, relating to deferral of director and employee compensation payable in Tektronix, Inc. common stock ("Stock Deferral Plan")

          The Company adopted an interim 2005 Restatement to restate the DCP, as last amended on September 8, 2003, primarily to change the Deferral Period for members of the Board of Directors of the Company ("Board Members") from a fiscal year to a calendar year. This Restatement includes and supersedes the provisions of the interim 2005 Restatement. The provisions of the interim 2005 Restatement shall have no separate effect on operation.

          The EPS, the GVG Plan, the SERP, the REP and the APIP are frozen effective as of various dates; no new deferred compensation credit accrues under the plans and accounts are maintained solely for the purpose of providing for earnings credit and distributions in accordance with applicable distribution terms and elections. The Company also desires to consolidate the EPS, the GVG Plan, the SERP, the REP and the APIP into the DCP, which shall be the surviving plan, for administrative efficiency, and to amend the EPS, the GVG Plan, the SERP, the REP, the APIP and DCP to comply with section 409A of the Internal Revenue Code ("Code"), to coordinate payment and investment credit features and to make other changes as provided below. After the consolidation, Tektronix will maintain the DCP and the Stock Deferral Plan. The Stock Deferral Plan will be amended separately and maintained under a separate plan document.

          The Company intends to preserve the terms of the DCP substantially in effect as of December 31, 2004 with respect to the vested DCP Account balances as of December 31, 2004 to avoid the requirements of section 409A of the Code with respect to such balances. The preservation does not extend to the benefits or Account balances from before 2005 under the EPS, the GVG Plan, the SERP, the REP and APIP even though the GVG Plan, the SERP, the REP and APIP will merge into the DCP. The Committee shall keep separate subaccounts for the former EPS, GVG Plan, SERP, REP and APIP balances and amounts that deferred or become vested under the DCP after December 31, 2004 to assure preservation of the pre-2005 DCP benefits as if the pre-2005 DCP vested balances were a separate plan. Amounts that are deferred or that become vested under the DCP after December 31, 2004 are subject to section 409A of the Code.

          The DCP (the "Plan") is amended and restated as follows:

1.   EFFECTIVE DATES AND TRANSITION PROVISIONS

     1.1 This 2005 Restatement amends the Plan as most recently amended on September 8, 2003 and amends and supersedes an earlier 2005 Restatement and is generally effective January 1, 2005 except as provided below. The terms of this 2005 Restatement amend and supersede all of the terms of the EPS, the GVG Plan, the SERP, the REP and the APIP, as applicable, including the time and form of benefit payments.

     1.2 The EPS, the GVG Plan, the SERP, the REP and the APIP are merged into the Plan and the amendments by this Restatement of the EPS, the GVG Plan, the SERP, the REP and the APIP are subject to the special effective dates provided in Appendix A. The various special elections concerning time and form of payment of the EPS, the GVG Plan, the SERP, the REP and the APIP subaccount balances shall not apply to DCP balances described in 7.10 and 8.1.2.

     1.3 The Deferral Period (as defined in the Plan as in effect before January 1, 2005) is changed as follows:

          1.3.1 The Deferral Period for Board Members that ends August 31, 2005 shall remain effective and shall apply to Director Fees (as defined in the Plan as in effect before January 1, 2005) for services through September 22, 2005. No deferral of director fees will be allowed for services performed from September 23, 2005 to December 31, 2005.

          1.3.2 Effective January 1, 2006, the applicable period for deferrals by Board Members under 4.1 shall be the calendar year. Deferral elections of Board Members for director fees for services in 2006 must be submitted to the Committee in accordance with Committee procedures by December 31, 2005.

2.   PURPOSES; ADMINISTRATION; AFFILIATES; PLAN YEAR

     2.1 This Plan is maintained to provide for payment of deferred compensation formerly provided under separate arrangements maintained under separate documents, as modified to comply with section 409A of the Code, and to allow more simple and efficient administration. The Plan is designed to provide unfunded deferred compensation for a select group of highly compensated or management employees and to qualify as such a plan under section 2520.104-23 and related provisions of Department of Labor regulations under the Employee Retirement Income Security Act of 1974, as amended.

     2.2 This Plan is maintained to permit eligible employees of the Company and any of its participating Affiliates under 2.4 to defer a portion of what would otherwise be current compensation. The Plan also provides deferred compensation credits for amounts by which employer contributions for eligible employees under the Tektronix 401(k) Plan ("401(k) Plan") and accruals under the Tektronix Cash Balance Plan ("Cash Balance Plan") are reduced because taxable compensation of the participant for a Plan Year is reduced by elective deferrals under the Plan. The Plan also provides deferred compensation credits to certain employees to supplement benefits under the Cash Balance Plan.

     2.3 The Plan shall be administered by an Administrative Committee ("Committee") appointed by the chief executive officer of the Company, or the officer's delegate. The Committee shall interpret the Plan and make determinations about participation and benefits. Any decision by the Committee within its authority shall be final and binding on all parties. The Committee shall have absolute discretion in carrying out its responsibilities in accordance with the provisions of this Plan and applicable law. The Committee may delegate all or part of its authority.

     2.4 The Plan shall apply to the Company and its Affiliates. An Affiliate is a corporation or other entity that has been designated an Affiliate for this purpose by the Committee. The designation of an Affiliate may include special provisions that apply only to the Affiliate, its employees and members of its board of directors. The term "Employer" refers to the Company and all designated Affiliates.

     2.5 The "Plan Year" shall be the calendar year.

3.   ELIGIBILITY

     3.1 Board Members are eligible for deferral of compensation as provided in 4.1.

     3.2 Employees who are United States "Senior Managers" or hold more senior positions are eligible for deferral of compensation as provided in 4.1 and 401(k) make-up credits and pension make-up credits as provided in 5.2.2 and 5.2.3.

     3.3 Officers who are subject to section 16(b) of the Securities Exchange Act of 1934 are eligible for pension supplement credits as provided in 5.2.4.

     3.4 The Committee may determine that any employee of an Employer shall be eligible to participate for a Plan Year and may determine before a Plan Year or before employment starts that an employee who otherwise holds an eligible position is not eligible for the year. If an employee holds an eligible position but changes employment status or is no longer approved by the Committee for participation during a year, participation in compensation deferrals under 4.1 below and participation in credits for 401(k) make-up, pension make-up and pension supplement under 5.2.2, 5.2.3 and 5.2.4 below shall continue for the remainder of the Plan Year. Discontinuation of eligibility and credits shall not constitute a termination of employment and shall not trigger a payment of benefits, nor will it discontinue earnings credits or affect the participant's ability to select among guideline investment funds (if any) on the same basis as other participants.

     3.5 An eligible Board Member or employee must enroll to begin or continue participation in this Plan. Such enrollment shall constitute acceptance of any changes associated with merging a deferred compensation balance from a prior plan into this Plan, if applicable, and other changes under this Restatement. The enrollment shall include an election of time and manner of payment of amounts not covered by an election described in 3.6. An election described in
3.6 may serve as enrollment.

     3.6 An eligible Board Member or employee may participate in elective deferrals and an eligible employee may participate in related 401(k) make-up credits and pension make-up credits by filing a deferral election as provided in 4.1.

     3.7 A person eligible to elect deferral or who has an Account under the Plan shall be known as a participant.

4.   COMPENSATION DEFERRAL

     4.1 Eligible Board Members and eligible employees may elect for each Plan Year (or part Plan Year under 4.2.3) to defer director fees payable in cash, salary, bonus or commissions otherwise payable for the year or part year, and eligible employees may elect to defer bonuses payable under the Tektronix Annual Performance Incentive Plan, as follows:

          4.1.1 The amount of director fees payable in cash, salary, bonus or commissions deferred may be expressed as a whole percentage of director fees, salary, bonus or commissions for the year or as a specified dollar amount. The percentage designated shall apply automatically to any director fee or pay changes in the year. The maximum deferral shall be 100 percent of director fees payable in cash, 100 percent of commissions, and 90 percent of salary, subject to automatic reduction to accommodate withholding of amounts required by law and amounts elected before the beginning of the year to provide benefits under any benefit plan of the Company or an Affiliate.

          4.1.2 A bonus deferral shall be governed by the election for the Company's fiscal year for which the bonus is payable. The amount deferred may be expressed as a whole percentage of bonus or as a specified dollar amount. An election of a specified dollar amount shall be treated as an election of the lower of 100 percent of the bonus or the specified dollar amount. The maximum deferral shall be 100 percent of the bonus, subject to automatic reduction to accommodate withholding of amounts required by law and amounts elected before the beginning of the year to provide benefits under any benefit plan of the Company or an Affiliate.

          4.1.3 The minimum deferral amount for a participant for a Plan Year shall be $5,000, taking into account all deferrals by the participant of director fees, salary, commission and bonus for the Plan Year under the Plan and the Stock Deferral Plan. Bonus amounts are taken into account in the Plan Year in which the bonus is payable. Elections for all amounts under all Plans must be filed and irrevocable not later than as provided under 4.2 for any amount otherwise payable in the year. The Committee may determine at any time that a participant's elections will fail to provide for the minimum deferral amount and are void. The Committee shall disregard failure caused by a decline in the value of Stock during the year. If elections are void, the amounts shall not be deferred and the Committee may determine the timing of the compensation that fails to be deferred, provided that the amounts shall be paid and included in income before the end of the Plan Year. If the deferral fails to satisfy the minimum solely because of the termination of services of the Board Member or the termination of employment or change of position or compensation of the employee, the deferral elections shall not be void.

          4.1.4 The following compensation is subject to deferral:

               (a) "Bonus" means only performance based compensation under the Tektronix Annual Performance Incentive Plan.

               (b) "Director fees" means retainer, chair and director or special committee meeting fees otherwise payable in cash unless deferred under the Plan or the Stock Deferral Plan. Director fees do not include expenses that are paid or reimbursed or compensation payable only in a form other than cash.

               (c) "Salary" means base salary for the Plan Year and excludes commission, bonus, option, equity, severance, allowances, or other compensation, whether paid or reimbursed in cash or property.

               (d) "Commission" means commission compensation.

          4.1.5 The Committee may change the minimum and maximum deferrals and may decrease a participant's deferrals, but no change or decrease may be effective after an election becomes effective, except as provided in 4.1.1 and 4.1.2.

     4.2 Deferral elections under the Plan shall be made in accordance with procedures established by the Committee. The Committee will determine and notify eligible employees how deferral elections will be calculated and charged to reduce compensation. An election may not be revoked, even prospectively, with respect to a Plan Year or bonus period after the applicable effective date. Elections shall be effective as follows:

          4.2.1 An election to defer director fees, salary or commission must be filed with the Committee, and shall be effective and irrevocable, not later than the start of the Plan Year for which it applies, subject to 4.2.3.

          4.2.2 Subject to 4.2.3, an election to defer bonus must be filed with the Committee, and shall be effective and irrevocable, not later than six months before the end of the Company's fiscal year, or any earlier date that is the end of the performance period for the bonus. The election shall be ineffective if the participant fails to perform services continuously during the following period:

               (a) Starting the later of (i) the first day of the 12-month performance period for the bonus, or (ii) the date on which the performance criteria are established.

               (b) Ending on the earlier of (i) the date the deferral election is submitted and effective, or (ii) the date that is described in the first sentence of 4.2.2.

          4.2.3 The following shall apply to a Board Member or employee who first becomes eligible after the start of a Plan Year or a fiscal year:

               (a) The individual may elect to defer compensation for services performed after the election by submitting the election within 30 days after becoming eligible.

               (b) All arrangements that are required to be aggregated under applicable law shall be considered. An individual shall not be treated as first becoming eligible under the Plan if the individual is already eligible under another arrangement that is aggregated with the Plan to determine the "plan" that covers the individual.

               (c) The amount of bonus that is treated as compensation for services performed after the election and subject to the deferral election is a fraction of the bonus. The numerator of the fraction is the number of days of the fiscal year after the date the election is submitted. The denominator of the fraction is the number of days in the fiscal year.

          4.2.4 An election shall be effective only for one Plan Year, or part Plan Year under 4.2.3. A new election shall be required for each year. Separate elections shall be filed for director fees deferral, salary deferral, commission deferral and bonus deferral. Deferral elections shall be submitted in a format established by the Committee.

     4.3 The participant's compensation for the year shall be reduced by the amounts deferred, subject to 4.1.3.

5.   DEFERRED COMPENSATION ACCOUNTS; VESTING

     5.1 An Account shall be maintained for each participant on the books of the Company or other Employer, as applicable in accordance with the adoption statement of the Employer, until full payment has been made to the participant or beneficiaries under Sections 7 and 8. The following shall apply, subject to
Section 6:

          5.1.1 The Committee shall maintain such subaccounts under each Account as may be necessary to give effect to the participant's elections concerning time and form of payment, to proper earnings credit, to vesting, to preservation of pre-2005 terms for pre-2005 balances and to any other terms of the Plan that may affect the balance of the Account.

          5.1.2 Employer shall not be obligated to set aside or earmark any funds for the Account, which shall be purely a bookkeeping device.

          5.1.3 All amounts of deferred compensation under this plan shall remain at all times the unrestricted assets of the Employer, and the promise to pay the deferred amounts shall at all times remain unfunded as to the participants.

     5.2 The Accounts of participants shall be adjusted by the following:

          5.2.1 For each participant, credit for deferrals under 4.1. Amounts shall be credited as soon as practicable after the date the amount would have been paid if not deferred.

          5.2.2 For each participant, credit for 401(k) make-up as follows:

               (a) The credit for 401(k) make-up shall be the sum of the following differences:

                    (1) The difference between the recalculated match minus the actual match for the participant under the 401(k) Plan for the Plan Year. The difference may be zero.

                    (2) The difference between the recalculated basic
               contribution minus the actual basic contribution for the participant under the 401(k) Plan for the Plan Year. The difference may be zero.

               (b) The recalculated match and the recalculated basic contribution shall be calculated by adding to the participant's compensation for purposes of the 401(k) an amount equal to the participant's deferral credit under 5.2.1 for the Plan Year. However, the recalculation shall not count total compensation greater than the limit under section 401(a)(17) of the Code. Elective deferrals under the 401(k) Plan shall not be affected.

               (c) The "basic contribution" under the 401(k) Plan is any employer contribution other than matching contributions and participant-elected contributions.

               (d) Amounts shall be credited annually as soon as practicable after the amount is determined, which may be after the Plan Year.

          5.2.3 For each participant, credit for pension make-up as follows:

               (a) The credit for pension make-up shall be the difference between the recalculated accrual minus the actual accrual for the participant under the Cash Balance Plan for the Plan Year. The difference may be zero.

               (b) The recalculated accrual shall be determined by adding to the participant's compensation for purposes of the Cash Balance Plan accruals an amount equal to the participant's deferral credit under
          5.2.1 for the Plan Year. However, the recalculation shall not count total compensation greater than the limit under section 401(a)(17) of the Code. Interest or other earnings credit under the Cash Balance Plan terms shall be included in the accruals.

               (c) Amounts shall be credited annually as soon as practicable after the amount is determined, which may be after the Plan Year.

          5.2.4 For each participant eligible under 3.3, credit for pension supplement as follows:

               (a) The credit for pension supplement shall be the difference between the recalculated accrual minus the adjusted accrual.

               (b) The adjusted accrual is the sum of the accrual actually credited for the participant under the Cash Balance Plan for the Plan Year plus the pension make-up under 5.2.3 for the Plan Year.

               (c) The recalculated accrual shall be the amount that would have been accrued for the participant under the Cash Balance Plan if both of the following applied:

                    (1) The amount of the participant's deferral credit under
               5.2.1 for the Plan Year had been included in the participant's compensation under the Cash Balance Plan.

                    (2) The limitations of sections 401(a)(17) and 415 of the
               Code did not apply.

               (d) The actual pension supplement credit shall be determined by the Company in its discretion, and the actual supplement may differ from the specified calculation. No participant shall be entitled to any credit until the credit is finally determined by the Company and entered into Account records. Amounts shall be credited annually as soon as practicable after the amount is determined, which may be after the Plan Year.

               (e) The pension supplement credit shall not affect the participant's taxable compensation for the Plan Year and shall not take into account the participant's elections under the 401(k) Plan or other contributions under the 401(k) Plan, except as provided under the terms of the Cash Balance Plan.

          5.2.5 Credit for earnings as provided in 5.3. The credit may be negative.

          5.2.6 Amounts necessary to account for applicable withholding for Federal Insurance Contributions Act (FICA) taxes imposed on the credits under sections 3101, 3121(a) and 3121(v)(2) (as applicable) of the Code, and for tax withholding imposed by section 3401 of the Code and tax withholding imposed by state and local laws with respect to the FICA tax amount, including related pyramiding taxes, in accordance with procedures of the Committee and payroll practices and procedures of the Company.

     5.3 Employer shall add earnings credits to each participant's Account, based on guideline investment earnings, until the entire Account has been paid out, as follows:

          5.3.1 The Committee shall establish guideline investment funds with investment objectives fixed by the Committee, and may change the funds at its discretion. The guideline funds may parallel funds or other investments available under any insurance policy or policies purchased by the Company or Employer in connection with the Plan, funds available under any irrevocable trust established under Section 6, below, or other investment indexes identified from time to time by the Committee, but no Employer or trustee shall have any obligation to invest any amounts in any guideline fund.

          5.3.2 Each participant shall, under procedures established by the Committee, elect among available guideline funds for the participant's Account under this Plan. In the absence of a proper election, a guideline fund designated by the Committee will be used. Participant elections may be changed at such times and subject to such limits as may be fixed by the Committee.

          5.3.3 The Committee shall credit Accounts in accordance with earnings (which may be negative) of the elected guideline funds in accordance with procedures established by the Committee.

     5.4 A participant's Account shall be 100 percent vested at all times with respect to deferral credits under 5.2.1 and related earnings credit. The 401(k) make-up credit and related earnings credit shall be vested in the same percentages as the participant's employer contributions under the 401(k) Plan. The pension make-up credit and pension supplement credit and related earnings credit shall be vested in the same percentages as the participant's benefit under the Cash Balance Plan.

     5.5 Amounts, other than director fees, credited under 5.2 shall be treated as wages for purposes of FICA taxes as follows:

          5.5.1 Credits for elected deferrals shall be treated as wages when the amounts deferred would otherwise have been paid.

          5.5.2 Credits for 401(k) make-up, pension make-up and pension supplement shall be treated as wages when they vest instead of when they are credited, if vesting is later. Related unvested earnings credits shall be treated as wages when they vest.

          5.5.3 Except as provided in 5.5.2, earnings credit is not treated as wages.

6.   IRREVOCABLE TRUST

     6.1 Employer may, but shall not be required to, establish an irrevocable trust to cover the liabilities to participants in certain circumstances, and may transfer cash or other property to such a trust. Employer may use the same trust as may be established under the Stock Deferral Plan.

     6.2 If Employer creates a trust under 6.1 above, assets transferred to the trust shall be invested as follows:

          6.2.1 Investment of such assets shall be at the absolute discretion of the Committee, the trustee, or both on a shared basis, as provided in the trust. Neither the Committee nor the trustee shall be required to invest in such funds in accordance with participants' elections under 5.3. The Committee and the trustee may, however, choose, in their discretion, to invest in the elected guideline funds in accordance with the elections.

          6.2.2 The guideline investment funds under 5.3 shall be purely for measuring the amount of earnings credits to Accounts.

     6.3 The trust under 6.1 shall be a grantor trust and all assets held in trust shall be assets of Employer subject to the trust terms. All assets of the trust shall at all times be subject to the claims of creditors of Employer in circumstances described in the trust. Participants will not receive a vested priority interest in the trust assets ahead of such creditors. Participants' interests in the trust will be governed by the trust terms at all times.

     6.4 The trust terms may provide that the assets of the trust may be used to pay amounts with respect the Stock Deferral Plan and with respect to certain Accounts or subaccounts under the Plan and not others, subject to claims of creditors.

7.   TIME AND MANNER OF PAYMENT

     7.1 Annual Election of Payment Date. Subject to 7.3, 7.10 and 7.11, for all deferred amounts for a year (and subsequent earnings credit on the deferred amounts for that year), including 401(k) make-up under 5.2.2, pension make-up under 5.2.3 and pension supplement under 5.2.4, a participant shall elect a Payment Date that is one of the following as selected under 7.6:

          7.1.1 Upon Termination. The date the participant's service as a Board Member or employment has terminated for any reason, including death and disability. Special provisions under 9 apply to termination by death. A participant is disabled if the Committee determines that any of the following apply:

               (a) The participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months.

               (b) The participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Employer.

               (c) The Social Security Administration has determined the participant to be totally disabled.

          7.1.2 January After Termination. The January next following the date in 7.1.1.

          7.1.3 In-Service. The January selected by the participant that is not less than two years after the year subject to the deferral election.

     7.2 Default Payment Date. The Payment Date shall be the date in 7.1.1 if either of the following apply:

          7.2.1 The participant has not properly elected a Payment Date.

          7.2.2 Payment of all amounts subject to an election under 7.1.3 has not been completed by the date in 7.1.1.

          7.2.3 The balance of the participant's Account is not more than $50,000 as of the date in 7.1.1.

     7.3 Form of Payment. Payment shall be in cash, delivered in the form of a check or electronic funds transfer, as determined by the Committee. Subject to 7.4, 7.5 and 7.11, a participant's Account shall be paid in the following ways as selected under 7.6:

          7.3.1 In a lump sum within 30 days after the Payment Date.

          7.3.2 In not more than 15 annual installments elected by the participant, starting as soon as practicable after the Payment Date, with subsequent installments in January each year.

     7.4 Special In-Service Payment Form. Payment under 7.1.3 shall be paid in not more than five annual installments (including a single installment) elected by the participant, starting as soon as practicable, but not more than 90 days, after the Payment Date, subject to 7.2.2.

     7.5 Default Form of Payment. Payment shall be in a lump sum if any of the following apply:

          7.5.1 A participant has not properly selected a form of payment.

          7.5.2 Termination of a Board Member's service before age 55 and five years of service.

          7.5.3 Termination of employment before age 55 and five years of service.

          7.5.4 Payment is subject to 7.2.2 or 7.2.3.

     7.6 Elections. In the deferral election under 4.1 for the year a participant shall select a Payment Date under 7.1 and a form of payment under
7.3 or 7.4 for all deferred amounts and related earnings credits for the Plan Year. The Committee may, in its discretion, establish rules and procedures to allow a participant to elect more than one Payment Date and form of payment for amounts deferred for a year and allocate the deferred amount between or among Payment Dates. Subject to 7.10, the selection shall be irrevocable. If different selections apply to different amounts for the year or different years, the Account shall be appropriately divided to track earnings credits and payments with respect to each selection.

     7.7 Installments. If installments are selected, the payout period shall be specified in the deferral election. The installment size shall be fixed as of a valuation date determined by the Committee preceding the first Payment Date and each later December 31 as though equal installments were to be paid for the remainder of the installment period, disregarding future earnings credits.

     7.8 Termination. A participant terminates service as a Board Member or employment when no longer serving as a Board Member of, or employed by, an Employer. A transfer from one Employer to another or to an affiliate shall not constitute a termination of service as a Board Member or termination of employment.

     7.9 Withholding. The Employer may withhold from any payments any income tax or other amounts as required by law.

     7.10 Special Rules for Changing Form of Payment. Payment of amounts that were credited to a participant's DCP account as of December 31, 2004 (and subsequent related earnings credits) with respect to services performed before January 1, 2005, and that were vested as of December 31, 2004, all pursuant to the terms of the DCP in effect on October 3, 2004, shall be governed by such terms and applicable elections in effect before January 1, 2005 and not by the terms of this Restatement except as provided in Section 8 below and the following restatement of pre-2005 Plan terms:

          7.10.1 A participant may change the form of a payment that is scheduled to start after termination by filing a new election with the Committee not less than 13 calendar months prior to the date of the participant's termination of services as a Board Member or employment. If termination occurs prior to the expiration of the 13-month period, the election shall not be effective.

          7.10.2 Subject to 7.10.1, the new election shall be effective with respect to all amounts described above and shall supersede all prior elections with respect to such amounts.

          7.10.3 The election may change only the form of payment. The Payment Date may not be changed.

     7.11 Delay of Payment to Key Employees. Payment on account of termination may not start or be made to a participant who is a "key employee" as defined in section 416(i) of the Code, without regard to section 416(i)(5) of the Code, before the date which is six months after the date of termination. The Committee may determine that a participant is a key employee in the event of doubt or to avoid impractical efforts or expense to make an exact determination of key employees. A participant shall have no claim, rights or remedy if the determination is not correct. If the participant terminates service because of death or if the participant dies within the six months, benefits shall start as soon as practicable after death unless a later Payment Date applies.

          7.11.1 If installment payments are delayed because of this 7.11, the number of installments shall not change and the following shall apply:

               (a) The first installment shall be paid upon expiration of six months after termination.

               (b) The next installment shall be paid the January 1 after the first installment.

               (c) The remainder of installments shall be paid annually starting the following January 1.

          7.11.2 The delay under this 7.11 shall not apply to amounts described in 7.10 above. If the participant is entitled to payment with respect to amounts described in 7.10 above, the Committee shall apply payment provisions to the subaccount that records the amount described in 7.10 above separately from the other amounts under the Account to the extent necessary to comply with this 7.11.

          7.11.3 This 7.11 shall not apply with respect to payments that are not on account of termination. Under 7.2.2, amounts subject to an election under 7.1.3 that remain unpaid at termination ("Accelerated Amounts") become payable at termination. If the participant is a key employee, the Accelerated Amounts shall be paid as though the participant had terminated six months after actual termination. However, Accelerated Amounts payable during the six months pursuant to the election under 7.1.3 shall be paid in accordance with the election.

     7.12 Delay of Nondeductible Payments. Employer may delay any payment to the extent that employer reasonably anticipates that employer's deduction with respect to such payment would be limited or eliminated by application of section 162(m) of the Code. A delayed payment will be made at the earliest date the Employer reasonably anticipates that the deduction of the payment will not be limited or eliminated by application of section 162(m) of the Code.

8.   WITHDRAWAL PAYMENTS

     8.1 A participant may elect to be paid amounts, and the payments shall be charged against the participant's Account (including all subaccounts under 7.6), as follows:

          8.1.1 Upon approval of the Committee, up to 100 percent of the amount reasonably necessary to meet an unforeseeable emergency under 8.2, as determined by the Committee (a "Hardship Withdrawal").

          8.1.2 At the participant's option, 100 percent of the available Account balance in a lump sum (a "Forfeiture Withdrawal"), subject to forfeiture of 10 percent of the available balance. The amount paid to the participant and the forfeiture shall be charged to the available balance. A Forfeiture Withdrawal is available only with respect to amounts that were credited to a participant's Account under the DCP as of December 31, 2004 (and subsequent related earnings credits) with respect to services performed before January 1, 2005, and that were vested as of December 31, 2004, all pursuant to the terms of the DCP in effect on October 3, 2004.

          8.1.3 Withdrawals under 8.1.1 or 8.1.2 may be made before or after a participant's Payment Date.

     8.2 "Unforeseeable emergency" means a participant's severe financial hardship to the extent that the hardship that cannot be met from other reasonably available resources and is caused by one or more of the following:

          8.2.1 Illness or accident of the participant, the participant's spouse, or a dependent under section 152(a) of the Code.

          8.2.2 Loss of the participant's property due to casualty, including the need to rebuild a home following damage not covered by insurance.

          8.2.3 Other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the participant.

     8.3 Other resources are reasonably available if assets can be liquidated without liquidation itself creating severe financial hardship, if insurance or other reimbursement or compensation is available, or if deferrals under 4.1 are stopped.

     8.4 Upon payment of a Hardship Withdrawal or Forfeiture Withdrawal, elective deferrals under 4.1 shall cease and the participant shall not be eligible under 4.1 until the year following the calendar year after the payment.

     8.5 Subject to 8.1.2, Withdrawals under this Plan shall be charged ratably to all of the participant's accounts and applicable guideline investment funds under this Plan.

     8.6 An application for payment shall be written, shall be signed by the participant and shall include the following:

          8.6.1 For Hardship Withdrawal, a statement of the facts causing the financial hardship, any other facts as may be required by the Committee and an acknowledgement of temporary future ineligibility.

          8.6.2 For Forfeiture Withdrawal, an acknowledgment of the forfeiture and temporary future ineligibility.

     8.7 Subject to 8.5, the Committee shall establish guidelines and procedures for implementing withdrawals. The payment date shall be fixed by the Committee. The Committee may require a minimum advance notice and may limit the amount, time and frequency of Withdrawals.

9.   DEATH

     9.1 Subject to separate provisions under 9.5 for amounts described in 7.10, a participant's Account shall be payable under this Section on the participant's death regardless of the provisions of Section 7, except with respect to amounts described in 7.10.

     9.2 On death the balance of the Account shall be fully vested and shall be paid as follows:

          9.2.1 If the participant had selected payment by installments and had terminated services as a Board Member or employment before death, the designated beneficiary shall receive payment in installments in accordance with the selection.

          9.2.2 By a lump sum as soon as practicable if 9.2.1 does not apply or if either of the following apply:

               (a) The recipient is not a designated beneficiary.

               (b) The selection was under 7.4.

     9.3 An amount payable on death of a participant shall be paid to the surviving beneficiaries most recently designated by the participant in writing to the Committee in accordance with Committee procedures.

          9.3.1 The participant may designate beneficiaries or change designated beneficiaries without consent of any person.

          9.3.2 If the participant has no valid beneficiary designation in effect at death, or all beneficiaries predecease the participant, the amount payable shall be paid in the following order of priority:

               (a) To the participant's surviving spouse.

               (b) To the participant's surviving children in equal shares.

               (c) To the participant's estate.

     9.4 If a beneficiary is receiving installments and dies when a balance remains, the balance shall be paid in a lump sum to the beneficiary's estate.

     9.5 Amounts described in 7.10 shall be payable after a participant's death in accordance with provisions applicable to such amounts prior to January 1, 2005 as follows:

          9.5.1 If a participant terminates Board Member service or employment before age 55 and five years of service because of death, benefits shall be paid in a lump sum as soon as practicable.

          9.5.2 If termination because of death occurs after age 55 and five years of service, benefits shall be paid in accordance with the time and form of benefits elected by the participant.

          9.5.3 Amounts payable because of death shall be paid to the surviving beneficiaries most recently designated by the participant in writing to the Committee in accordance with Committee procedures. The participant may designate beneficiaries or change designated beneficiaries without consent of any person. If the participant has no valid beneficiary designation in effect at death, or all beneficiaries predecease the participant, the amount payable shall be paid to the participant's estate.

          9.5.4 If a beneficiary is receiving installments and dies when a balance remains, the balance shall be paid in a lump sum to the beneficiary's estate.

10.  TERMINATION; AMENDMENT

     10.1 The Board of Directors of the Company may terminate this Plan and provide for payment of amounts under all Accounts as follows:

          10.1.1 No payments other than payments that would be payable if the termination had not occurred will be made within twelve months of the termination of the Plan.

          10.1.2 All payments shall be made within twenty-four months of the termination of the Plan.

          10.1.3 Any amendments to the Plan in connection with termination shall not reduce amounts credited to Accounts and earnings credits shall continue pending full payment.

     10.2 The Board of Directors may amend the Plan at any time and from time to time, subject to the following:

          10.2.1 If the amendment ceases deferred compensation credits, the following shall apply:

               (a) Deferrals under 4.1 and related 401(k) make-up credits and pension make-up credits shall continue until the end of the Plan Year unless the Company terminates the Plan.

               (b) Earnings credits shall continue until the final payment.

          10.2.2 No amendment may reduce the amount credited to any Account as of the date the notice of amendment is issued to participants, except as provided in 10.2.7 below.

          10.2.3 After a Change in Control, the following shall apply:

               (a) No amendment may change the methodology used to calculate earnings credit in any way that would reduce the balance or rate of earnings credit on amounts to be credited to a participant's Account for a period prior to the Change in Control or pursuant to an election that is effective prior to the Change in Control. The guideline funds may not be changed if the replacement guideline funds are not, considered as a whole, comparable to the guideline funds in effect prior to the Change in Control.

               (b) No amendment may change the time or form of payment of amounts credited to Accounts prior to the Change in Control or amounts credited to Accounts for a year pursuant to elections effective prior to the Change in Control.

          10.2.4 No amendment may change the Plan in a way that would cause the terms or operation of the Plan to fail to comply with the requirements of section 409A, but the Company shall have no liability if the Plan fails to comply with section 409A unless the violation is deliberate and with knowledge of the violation.

          10.2.5 If the Plan is amended to eliminate election by participants among guideline investments established by the Committee, earnings credit shall be calculated at a rate not less than the monthly equivalent of the average nominal annual yield on three-month Treasury Bills.

          10.2.6 Unless otherwise restricted by express terms of the Plan, amendments may be effective as of any date provided in the amendment document, including a retroactive effective date.

          10.2.7 Notwithstanding any restriction in the Plan, the Company may amend the Plan from time to time to comply with section 409A of the Code or other legal requirements that would cause material adverse consequences to participants if violated. If an amendment reduces amounts that have been deferred, Employer shall increase the compensation of the participant to restore the participant, as nearly as practicable, to the position as if the reduced amount had not been deferred, without adjustment for earnings or other time value of money, provided that the restoration would not cause penalties under section 409A of the Code or other material penalties to apply.

          10.2.8 The Committee may amend the Plan to make technical, administrative, or editorial changes to comply with applicable law or to clarify the Plan provided that the amendment does not materially increase the cost to Employer.

     10.3 A "Change in Control" occurs when any of the following occur (terms below that are not defined elsewhere in the Plan shall have the same meanings as the terms have under the Securities Exchange Act of 1934, as amended and the rules and regulations adopted thereunder):

          10.3.1 The shareholders of the Company approve any of the following transactions and either the transaction is consummated or the Board of Directors of the Company determines that consummation is likely:

               (a) Any consolidation, merger or plan of exchange involving the Company ("Merger") in which the Company is not the continuing or surviving corporation or pursuant to which Stock would be converted into cash, securities or other property, other than a Merger involving the Company in which the holders of Stock immediately prior to the merger had the same proportionate ownership of Stock of the surviving corporation after the Merger.

               (b) Any sale, lease or exchange, or other transfer in one transaction or a series of related transactions of all or substantially all of the assets of the Company or the adoption of any plan or proposal for the liquidation or dissolution of the Company.

          10.3.2 A tender or exchange offer, other than one made by the Company, is made for Stock (or securities convertible into Stock) and such offer results in a proportion of those securities being purchased and the offeror after the consummation of the offer is the beneficial owner (as determined pursuant to section 13(d) of the Securities Exchange Act of 1934), directly or indirectly, of at least 20 percent of the outstanding stock.

          10.3.3 During any period of 12 months or less, individuals who at the beginning of such period constituted a majority of the Board of Directors of the Company ceases for any reason to constitute a majority thereof unless the nomination or election of such new directors was approved by a vote of at least two thirds of the directors then still in office who were directors at the beginning of the period.

11.  CLAIMS PROCEDURES

     11.1 Claims shall be submitted in writing to the Committee. The Chair of the Committee shall respond as soon as practicable but not later than 90 days after receipt of the claim unless the Chair gives written notice to the claimant before the end of the 90-day period that additional time is required. The notice shall explain the special circumstances that require additional time and the expected date of the response. The extension shall not be more than an additional 90 days.

     11.2 If the claim involves benefits on disability, the time for response will be not later than 45 days after receipt of the claim, subject to extension by as many as two additional 30-day periods if necessary due to matters beyond the control of the Chair. If an extension is necessary, the Chair shall notify the claimant in writing before each extension of the circumstances requiring extension and the date by which the Chair expects to render a decision. The notice of extension shall explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim and the additional information needed to resolve the issues. If the claimant needs to provide additional information, the claimant shall be given 45 days. If an extension is necessary to obtain information from the claimant, the extension period may be further extended by the amount of time taken to provide the specified information.

     11.3 The claimant may have a representative to assist the claimant or to conduct the claim and review any denial. The Chair may require that the claimant notify the Chair in writing about authorization of a representative.

     11.4 Determinations about claims shall be based on and in accordance with Plan documents and shall be applied consistently with respect to similarly situated participants and beneficiaries.

     11.5 The following shall apply to review of denied claims:

               (a) If a claim is denied, the Chair shall notify the claimant in writing. The notice shall state the following:

                    (1) The specific reasons for the denial.

                    (2) Reference to the relevant Plan provisions.

                    (3) A description of additional material or information that is needed and an explanation of why the material or information is needed.

                    (4) A description of the Plan's review procedures and the
               claimant's right to bring a civil action under section 502(a) of the Employee Retirement Income Security Act of 1974 (ERISA) if the claim is also denied after review.

               (b) If a claim involves benefits upon disability, the claimant shall be notified if any internal rule, guideline, protocol or other similar criterion was relied upon in the decision to deny the claim and that the claimant may have a copy of any such rule, guideline, protocol or other criterion free of charge upon request.

     11.6 A claimant may request review of a denied claim by written notice to the Committee. The written request for review must be delivered within 60 days after the notice of denial. If the claim involves benefits upon disability, the request must be in writing and delivered within 180 days. The Committee shall review the matter and may grant the claimant a hearing but is not required to. The following apply in connection with the review:

                    (1) The claimant may submit written comments, documents,
               records and other information.

                    (2) Upon request, the claimant shall be provided, without
               charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim.

                    (3) If the claim involves a determination of disability,
               upon the claimant's request, the claimant shall be provided with the identity of medical or vocational experts who advised the President, whether or not the advice was relied upon in deciding to deny the claim.

                    (4) The review shall consider all aspects of the claim and all comments, documents, records and other information the claimant submits, whether or not the claimant raised the issues or submitted such information when the claim was originally considered.

               (b) If the claim involves benefits upon disability, the following also apply:

                    (1) The review shall not afford deference to the initial
               consideration of the claim and shall be conducted by Committee members who are neither individuals who made the initial determination nor the subordinates of any such individual.

                    (2) If the Committee members are reviewing a matter that is based on a medical judgment, the members shall consult with a health care professional who has appropriate training and experience in the field involved in the medical judgment. That health care professional will be a person who was not consulted in connection with the claim denial and is not a subordinate of the person who was consulted.

               (c) The decision on review shall be made within 60 days after receipt of the request for review in most cases. If there is a hearing or other special reason for delay, the President shall notify the claimant in writing within the initial 60-day period and the time limit shall be 120 days. If the claim involves benefits upon disability, the decision shall be made within 45 days, subject to extension of an additional 45 days pursuant to notice in writing within the initial 45-day period. The notice of any extension shall explain the special circumstances that require additional time and the expected date of the decision upon review. If an extension is necessary to obtain information from the claimant, the extension period may be further extended by the amount of time taken to provide the information.

               (d) The Committee's decision shall be provided in writing and will be final and bind all parties. An adverse determination shall state the following:

                    (1) The specific reasons for the determination.

                    (2) Reference to relevant Plan provisions.

                    (3) A reminder that the claimant is entitled to access to
               and copies of all documents, records and information relevant to the claim upon request and without charge.

                    (4) A reminder that the claimant may bring a civil action
               under section 502(a) of ERISA.

               (e) If the claim involves benefits upon disability, the following also apply:

                    (1) If the determination is based on a medical, scientific or technical judgment, the determination will include either an explanation of the judgment that applies Plan terms to the medical circumstances, or a statement that an explanation will be provided free of charge upon request.

                    (2) Notice of an adverse determination shall include the
               following statement:

               "You and your Plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency."

12.  GENERAL PROVISIONS

     12.1 If suit or action is instituted to enforce any rights under this Plan after or in lieu of proceeding under applicable claims procedures, the prevailing party may recover from the other party reasonable attorneys' fees at trial and on any appeal.

     12.2 Any notice or directions under the Plan shall be in accordance with procedures established by the Committee.

     12.3 The rights of a participant under the Plan are personal. Except for the limited provisions of 9.3 and 12.5, no interest of a participant or any beneficiary or representative of a participant may be directly or indirectly transferred, encumbered, seized by legal process or in any other way subjected to the claims of any creditor.

     12.4 Except as otherwise provided in the terms of Employer's participation, if an Employer merges, consolidates, or otherwise reorganizes or if its assets or business are acquired by another company, the following shall apply.

          12.4.1 The Plan shall continue with respect to those eligible employees who continue in the employ of the successor company.

          12.4.2 The transition of Employers shall not be considered a termination of employment for purposes of this Plan.

          12.4.3 A successor corporation may terminate this Plan as to its employees on the effective date of the succession by notice to affected employees within 30 days after the succession, subject to 10.

     12.5 The Committee may decide that because of the mental or physical condition of a person entitled to payments, or because of other relevant factors, it is in the person's best interest to make payments to others for the benefit of the person entitled to payment. In that event the Committee may in its discretion direct that payments be made to one or more of the following:

          12.5.1 To a parent or spouse or a child of legal age.

          12.5.2 To a legal guardian.

          12.5.3 To one furnishing maintenance, support, or hospitalization.

     12.6 This Plan is not a contract of employment with any participant. Nothing in the Plan shall create any right of any participant with respect to continued employment, terms of employment or discipline, or continued ability to elect deferrals or have pension supplement credits.

13.  EFFECTIVE DATE

          This Restatement shall be generally effective January 1, 2005.

                                        TEKTRONIX, INC.


                                        By: /s/ RICHARD H. WILLS
                                            ------------------------------------
                                            Richard H. Wills
                                            Board Chairman, CEO & President

                                        Executed: 6-23 2006

                                   APPENDIX A
                                       TO
                           DEFERRED COMPENSATION PLAN

                          SPECIAL TRANSITION PROVISIONS

     The following special transition provisions and effective dates apply:

     1.1 The EPS, the GVG Plan, the SERP, the REP and the APIP shall cease to exist as separate plans, and benefits accrued under the EPS, the GVG Plan, the SERP, the REP and the APIP shall be maintained under the Plan in accordance with the terms of the Plan.

          1.1.1 If a participant fails to specify a beneficiary for benefits payable under the Plan, the beneficiary designated under the affected plan shall continue to apply, as applicable; the Committee shall determine how to apply the beneficiary designations to benefits under the Plan.

          1.1.2 Except as provided below, the earnings credit provisions and the distribution provisions of the affected plans shall remain in effect in 2005.

     1.2 Subject to 1.2.4, the benefits accrued under the REP for each REP participant shall be determined and established as a separate identifiable balance under the participant's Account, subject to the following:

          1.2.1 If a participant is an employee of the Company or an Affiliate as of November 1, 2005, the following shall apply:

               (A) The participant shall elect before January 1, 2006, in accordance with the procedures of the Committee, the time and form of payment of the balance in accordance with (b) and (c) below. The participant may elect to divide the balance into two portions, specified in the election, and elect the time and form of payment separately for each portion. If the participant fails to elect properly, the portion shall be paid in a lump sum as soon as practicable after the date described in 7.1.1 of the Plan.

               (B) The participant may elect a Payment Date from among the following:

                    (1) Any January on or after January 2006.

                    (2) The options under 7.1.1 and 7.1.2 of the Plan.

               (C) Subject to (d), the participant may elect a form of payment under 7.3 of the Plan.

               (D) If the participant elects a Payment Date described in (b)(1) above, the participant may elect payment in not more than five annual installments (including a single installment) starting as soon as practicable after the Payment Date. The balance subject to the election shall be paid in a single lump sum as soon as practicable after termination if the participant terminates employment before the balance has otherwise been paid in full.

               (E) The Account of the participant shall be subject to 5.3 of the Plan.

          1.2.2 If 1.2.1 does not apply, the following shall apply:

               (A) A participant shall elect before January 1, 2006, in accordance with procedures of the Committee, the time and number of annual installments of payment for the participant's balance, and the following shall apply:

                    (1) The participant shall specify a starting date in any
               January after January 2005, not later than the earlier of January 2016 or the January next following the date the participant attains age 65. The participant shall specify the number of annual installments, not more than 10 (including a single installment).

                    (2) If the participant fails to specify before January 1,
               2006 as provided in (1) above, the balance shall be paid in a lump sum in January 2006.

               (B) The provisions of 5.3 of the Plan shall not apply to the earnings credits to the balance. Earnings credits shall be added to the balance at the same rate as earnings are credited under the Cash Balance Plan.

               (C) No transfers to a grantor trust under 6.1 of the Plan shall be made with respect to the balance.

          1.2.3 The Committee shall determine the wages subject to FICA tax withholding as a result of the determination of benefits and establishment of balances. The amount shall be charged against the participant's balance.

          1.2.4 A participant who starts payments before January 1, 2006 under the terms of the REP in effect as of December 31, 2004 shall continue to be paid amounts under the Plan after December 31, 2005 in accordance with the form of payments applicable before January 1, 2006 and shall not have an account with respect to the REP under the Plan.

     1.3 Subject to 1.3.4, the balances under the EPS, the GVG Plan, the SERP and the APIP shall be determined and the balance under each plan shall be established as a separate identifiable balance under the Plan and the following shall apply:

          1.3.1 If a participant is an employee of the Company or an Affiliate as of November 1, 2005, the following shall apply:

               (A) The participant shall elect before January 1, 2006, in accordance with the procedures of the Committee, the time and form of payment of the balance in accordance with 1.2.1.

               (B) The Account of the participant shall be subject to 5.3 of the Plan.

          1.3.2 If 1.3.1 does not apply, the following shall apply:

               (A) A participant shall elect before January 1, 2006, in accordance with the procedures of the Committee, the time and number of annual installments for payment of the participant's balance and the following shall apply:

                    (1) The participant shall specify a starting date in any
               January after January 2005, not later than the earlier of January 2016 or the January next following the date the participant attains age 65. The participant shall specify the number of annual installments, not more than 10 (including a single installment).

                    (2) If the participant fails to specify before January 1,
               2006 as provided in (1) above, the balance shall be paid in a lump sum in January 2006.

               (B) The provisions of 5.3 of the Plan shall not apply to the earnings credit to the balance and the following shall apply:

                    (1) Earnings credits shall be added to the former EPS
               balances prior to November 30, 2005 based on the rate of interest determined by the Committee based on prime commercial lending rates (the "Prime Rate") as of January 1, 2005. Earnings credits from December 1, 2005 until December 31, 2005 shall be based on the Prime Rate as of December 1, 2005. Earnings credit for a year after December 31, 2005 shall be based on the Prime Rate as of the first business day of January of the year.

                    (2) Effective January 1, 2005, earnings credits for the
               former GVG Plan balances for each year shall be based on the Prime Rate in effect on the first business day of January of the year.

                    (3) Earnings credit for former SERP and APIP balances for
               October and November 2005 shall be based on the interest rate of 10-year U.S. Treasury Notes (the "10-year Treasury Rate") as of November 30, 2005 and credited in arrears. Earnings credit for December 30, 2005 shall be based on the 10-year Treasury Rate as of November 30, 2005 and credited in advance. After December 31, 2005, earnings credits shall be added to the former SERP and APIP balances for a calendar quarter based on the 10-year Treasury Rate as of the end of the prior quarter.

               (C) No contribution to a grantor trust under 6.1 of the Plan shall be made with respect to the balances.

          1.3.3 A participant who starts payment with respect to an account, subaccount or balance before January 1, 2006, under the terms of the EPS, the GVG Plan, SERP or APIP in effect as of December 31, 2004 shall continue payments in accordance with the form of benefit in effect as of the time payments started. Amounts not subject to payments that start before January 1, 2006 shall be subject to the election in 1.3.1(a) or 1.3.2(a), as applicable.